[MARCUM & KLIEGMAN LLP LETTERHEAD]

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-125687) of our report dated September 27, 2005, on our audit of the financial statements of Platinum Energy Resources, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

/s/ Marcum & Kliegman LLP

New York, New York October 24, 2005